Exhibit 10.1
Loan Agreement
by and between
Employee Stock Ownership Plan Trust
of
Hudson City Savings Bank
and
Hudson City Bancorp, Inc.
MADE AND ENTERED INTO AS OF
JUNE 21, 2005

i

ii

Loan Agreement
          This Loan Agreement (“Loan Agreement”) is made and entered into as of the 21st day of June, 2005, by and between the Employee Stock Ownership Plan Trust of Hudson City Savings Bank (“Borrower”), a trust forming part of the Employee Stock Ownership Plan of Hudson City Savings Bank (“ESOP”), acting through and by its Trustee, GreatBanc Trust Company (“Trustee”), a trust corporation organized under the laws of the state of Illinois and having an office at 45 Rockefeller Plaza, Suite 2055, New York, New York, 10111-2000; and Hudson City Bancorp, Inc. (“Lender”), a corporation organized and existing under the laws of the state of Delaware, having an office at West 80 Century Road, Paramus, New Jersey 07652-1473.
W I T N E S S E T H :
          Whereas, the Borrower and the Lender are parties to the Loan Agreement by and between the Employee Stock Ownership Plan Trust of Hudson City Savings Bank and Hudson City Bancorp, Inc., made and entered into as of June 21, 1999 (“First Loan Agreement”), pursuant to which the Lender agreed to loan the Borrower certain amounts to purchase shares of common stock of Hudson City Bancorp, Inc. (“Common Stock”) pursuant to the terms set forth in the First Loan Agreement;
          Whereas, pursuant to the First Loan Agreement, the Borrower borrowed $58,645,380 from the Lender (“First Loan”) and used the proceeds of the First Loan to purchase 27,879,376 shares of Common Stock (based on a 2 to 1 stock split effected in June 2002 and a 3.2060 to 1 stock split effected in June 2005);
          Whereas, under the First Loan, a total of 22,303,450 shares of Common Stock are scheduled to be released for allocation to participants in the ESOP during the years 2005 through 2028, with a final allocation of 464,716 shares of Common Stock in 2029;
          Whereas, the Compensation Committee of the Lender (“Committee”) has authorized the Borrower to purchase additional shares of Common Stock, either directly from Hudson City Bancorp, Inc. or in open market purchases in an amount not to exceed 15,719,223 of the shares of Common Stock issued in connection with the transactions effected pursuant to the Plan of Conversion and Reorganization adopted by Hudson City Savings Bank on December 16, 2004, as amended (the “Reorganization”);
          Whereas, the Committee has further authorized the Borrower to borrow funds from the Lender for the purpose of financing authorized purchases of Common Stock; and
          Whereas, the Lender is willing to make a loan to the Borrower for such purpose pursuant to the terms of this Loan Agreement subject to the condition that the First Loan and the First Loan Agreement be amended and restated (the First Loan, as amended and restated, the “Amended and Restated Loan” and the First Loan Agreement, as amended and restated, the “Amended and Restated Loan Agreement”) concurrently with the execution and delivery of this Loan Agreement.
          Now, Therefore, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS
          The following definitions shall apply for purposes of this Loan Agreement, except to the extent that a different meaning is plainly indicated by the context:
          Section 1.1 Business Day means any day other than a Saturday, Sunday or other day on which banks are authorized or required to close under federal law or the laws of the State of New Jersey.
          Section 1.2 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).
          Section 1.3 Default means an event or condition which would constitute an Event of Default. The determination as to whether an event or condition would constitute an Event of Default shall be determined without regard to any applicable requirement of notice or lapse of time.
          Section 1.4 ERISA means the Employee Retirement Income Security Act of 1974, as amended (including the corresponding provisions of any succeeding law).
          Section 1.5 Event of Default means an event or condition described in Article V.
          Section 1.6 Fiscal Year means the fiscal year of Hudson City Bancorp, Inc.
          Section 1.7 Independent Counsel means Thacher Proffitt & Wood llp or other counsel mutually satisfactory to both the Lender and the Borrower.
          Section 1.8 Loan means the loan described in section 2.1.
          Section 1.9 Loan Documents means, collectively, this Loan Agreement, the Promissory Note and the Pledge Agreement and all other documents now or hereafter executed and delivered in connection with such documents, including all amendments, modifications and supplements of or to all such documents.
          Section 1.10 Pledge Agreement means the agreement described in section 2.8(a).
          Section 1.11 Principal Amount means the face amount of the Promissory Note, determined as set forth in section 2.1(c).
          Section 1.12 Promissory Note means the promissory note described in section 2.3.
          Section 1.13 Register means the register described in section 2.9.

ARTICLE II
THE LOAN; PRINCIPAL AMOUNT;
INTEREST; SECURITY INDEMNIFICATION
          Section 2.1 The Loan; Principal Amount.
        (a) The Lender hereby agrees to lend to the Borrower such amounts, and at such times, as shall be determined under this section 2.1; provided, however, that in no event shall the aggregate amount lent under this Loan Agreement from time to time exceed the aggregate amount paid by the Borrower, exclusive of commissions, fees and other charges, to purchase an additional number of shares of Common Stock not to exceed 15,719,223 of the shares of Common Stock issued in connection with the Reorganization.
        (b) Subject to the limitations of section 2.1(a), the Borrower shall determine the amounts borrowed under this Agreement, and the times at which such borrowings are effected. Each such determination shall be evidenced in a writing which shall set forth the amount to be borrowed and the date on which the Lender shall disburse such amount, and such writing shall be furnished to the Lender by notice from the Borrower. The Lender shall disburse to the Borrower the amount specified in each such notice on the date specified therein or, if later, as promptly as practicable following the Lender’s receipt of such notice; provided, however, that the Lender shall have no obligation to disburse funds pursuant to this Agreement (i) following the occurrence of a Default or an Event of Default until such time as such Default or Event of Default shall have been cured; and (ii) on any date on which Common Stock is listed or admitted to trading on an established market (including but not limited to the NASDAQ Stock Market), while the Borrower is in possession of funds previously advanced under this Agreement that have not been used to purchase Common Stock; and (iii) on any date on which Common Stock is listed or admitted to trading on an established market (including but limited to the NASDAQ Stock Market), to the extent that the making of such advance would permit the Borrower to purchase more than 6,000,000 shares of Common Stock during the period of 10 business days after the making of such advance or the period of 10 business days ending on the date of such advance.
        (c) For all purposes of this Loan Agreement, the Principal Amount on any date shall be equal to the excess, if any, of:
          (i) the aggregate amount disbursed by the Lender pursuant to section 2.1(b) on or before such date; over
          (ii) the aggregate amount of any repayments of such amount made before such date.
The Lender shall remain on the Register a record of, and shall record on the Promissory Note, the Principal Amount, any changes in the Principal Amount and the effective date of any changes in the Principal Amount.

          Section 2.2 Interest.
        (a) The Borrower shall pay to the Lender interest on the Principal Amount, for the period commencing on the date of this Loan Agreement and continuing until the Principal Amount shall be paid in full, at the rate of five percent (5.00%) per annum. Interest payable under this Agreement shall be computed on the basis of a year of 360 days and months consisting of 30 days each and actual days elapsed (including the first day but excluding the last) occurring in the period to which the computation relates.
        (b) Except as otherwise provided in this section 2.2(b), accrued interest on the Principal Amount shall be payable by the Borrower quarterly in arrears commencing on the last Business Day of the first calendar quarter to end following the date of this Agreement and continuing on the last Business Day of each calendar quarter thereafter and upon the payment or prepayment of the Loan. All interest on the Principal Amount shall be paid by the Borrower in immediately available funds. The Lender shall remit to the Borrower, at least three (3) Business Days before the end of each calendar quarter, a statement of the interest payment due under section 2.2(a) for such quarter; provided, however, that a delay or failure by the Lender in providing the Borrower with such statement shall not alter the Borrower’s obligation to make such payment.
        (c) Anything in this Loan Agreement or the Promissory Note to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Lender to the extent that the Lender’s receipt thereof would not be permissible under the law or laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Any such payment referred to in the preceding sentence shall be made by the Borrower to the Lender on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Such deferred interest shall not bear interest.
          Section 2.3 Promissory Note.
        The Loan shall be evidenced by a Promissory Note of the Borrower in substantially the form of Exhibit A attached hereto, dated the date hereof, payable to the order of the Lender in the Principal Amount and otherwise duly completed.
          Section 2.4 Payment of Trust Loan.
        The Principal Amount of the Loan shall be repaid in annual installments payable on the last Business Day of each December ending after the date of this Agreement. The amount of each such annual installment shall be that portion of the lesser of (i) that portion of the Principal Amount which will result in the release for allocation to participants in the ESOP, pursuant to the Pledge Agreement, of a cumulative fraction of the Collateral (within the meaning of the Pledge Agreement and determined as of the last Business Day of December, 2005) equal to the percentage set forth in Column II below and (ii) that portion of the Principal Amount which will result in the release for allocation to participants in the ESOP, pursuant to the Pledge Agreement, of Collateral (within the meaning of the Pledge Agreement), valued as of the date of payment, and collateral released pursuant to the terms of the Amended and Restated Loan, also valued as of the date of payment, having an aggregate value equal to twenty-five and three quarters percent (25.75%) of the compensation taken into account under the ESOP for each person entitled to share in such allocation:

Column I	Column II

Installment Due on	Cumulative Fraction
Last Business Day	of Collateral
of December in	Released
2005	2/80
2006	4/80
2007	6/80
2008	8/80
2009	10/80
2010	12/80
2011	14/80
2012	16/80
2013	18/80
2014	20/80
2015	22/80
2016	24/80
2017	26/80
2018	28/80
2019	30/80
2020	32/80
2021	34/80
2022	36/80
2023	38/80
2024	40/80
2025	42/80
2026	44/80
2027	46/80
2028	48/80
2029	50/80
2030	52/80
2031	54/80
2032	56/80
2033	58/80
2034	60/80
2035	62/80
2036	64/80
2037	66/80
2038	68/80
2039	70/80
2040	72/80
2041	74/80

Column I	Column II

Installment Due on	Cumulative Fraction
Last Business Day	of Collateral
of December in	Released
2042	76/80
2043	78/80
2044	80/80
provided, however, that the Borrower shall not be required to make any payment of principal due to be made in any Fiscal Year to the extent that such payment would not be deductible for federal income tax purposes for such Fiscal Year under Section 404 of the Code; provided further, however, that if the total aggregate number of shares of Common Stock scheduled to be released pursuant to clause (i) hereunder and under section 2.4(i) of the Amended and Restated Loan Agreement in any year is less than one hundred and three percent (103%) of the number of shares of Common Stock that would have been required to be released under the First Loan Agreement in the absence of its amendment and restatement, the terms of the Loan and the Amended and Restated Loan shall be reduced such that the aggregate number of shares of Common Stock scheduled to be released in such year shall be equal to one hundred and three percent (103%) of the number of shares of Common Stock that would have been required to be released under the First Loan Agreement in the absence of its amendment and restatement (or, if less, the total number of shares of Common Stock then pledged as Collateral (as defined in the Pledge Agreement and the Pledge Agreement relating to the Amended and Restated Loan)), subject to the limitation set forth in clause (ii). Principal payments may be deferred to the extent that such payments would be in excess of the amount described above or otherwise would be nondeductible for federal income tax purposes. Any payment not required to be made pursuant to clause (ii) of the above provision shall be deferred to and be payable on the earlier of the last Business Day of December 2044 or the last day of the first Plan Year in which such proviso would not apply to alleviate a requirement of payment; and payment not required to be made pursuant to the immediately preceding sentence shall be deferred to, and be payable on, the last day of the first Plan Year in which such payment may be made on a tax deductible basis.
          Section 2.5 Prepayment.
        The Borrower shall be entitled to prepay the Loan in whole or in part, at any time and from time to time; provided, however, that the Borrower shall give notice to the Lender of any such prepayment. Any such prepayment shall be: (a) permanent and irrevocable; (b) accompanied by all accrued interest through the date of such prepayment; (c) made without premium or penalty; and (d) applied first to the installment of principal due and payable in the Fiscal Year in which the prepayment is made and second in the order of the maturity of the remaining installments thereof unless the Lender and the Borrower agree to apply such prepayments in some other order.
          Section 2.6 Method of Payments.
        (a) All payments of principal, interest, other charges (including indemnities) and other amounts payable by the Borrower hereunder shall be made in lawful money of the

United States, in immediately available funds, to the Lender at the address specified in or pursuant to this Loan Agreement for notices to the Lender, not later than 3:00 P.M., Eastern Standard time, on the date on which such payment shall become due. Any such payment made on such date but after such time shall, if the amount paid bears interest, and except as expressly provided to the contrary herein, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and when paid, such payment shall include interest to the day on which such payment is in fact made.
        (b) Notwithstanding anything to the contrary contained in this Loan Agreement or the Promissory Note, neither the Borrower nor the Trustee shall be obligated to make any payment, repayment or prepayment on the Promissory Note or take or refrain from taking any other action hereunder or under the Promissory Note if doing so would cause the ESOP to cease to be an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code or qualified under section 401(a) of the Code or cause the Borrower to cease to be a tax exempt trust under section 501(a) of the Code or if such act or failure to act would cause the Borrower or the Trustee to engage in any “prohibited transaction” as such term is defined in section 4975(c) of the Code and the regulations promulgated thereunder which is not exempted by section 4975(c)(2) or (d) of the Code and the regulations promulgated thereunder or in section 406 of ERISA and the regulations promulgated thereunder which is not exempted by section 408(b) of ERISA and the regulations promulgated thereunder; provided, however, that in each case, the Borrower or the Trustee or both, as the case may be, may act or refrain from acting pursuant to this section 2.6(b) on the basis of an opinion of Independent Counsel. The Borrower and the Trustee may consult with Independent Counsel, and any opinion of such Independent Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of Independent Counsel. Nothing contained in this section 2.6(b) shall be construed as imposing a duty on either the Borrower or the Trustee to consult with Independent Counsel. Any obligation of the Borrower or the Trustee to make any payment, repayment or prepayment on the Promissory Note or to take or refrain from taking any other act hereunder or under the Promissory Note which is excused pursuant to this section 2.6(b) shall be considered a binding obligation of the Borrower or the Trustee, or both, as the case may be, for the purposes of determining whether a Default or Event of Default has occurred hereunder or under the Promissory Note and nothing in this section 2.6(b) shall be construed as providing a defense to any remedies otherwise available upon a Default or an Event of Default hereunder (other than the remedy of specific performance).
          Section 2.7 Use of Proceeds of Loan.
        The entire proceeds of the Loan shall be used solely for acquiring shares of Common Stock, and for no other purpose whatsoever.

          Section 2.8 Security.
        (a) In order to secure the due payment and performance by the Borrower of all of its obligations under this Loan Agreement, simultaneously with the execution and delivery of this Loan Agreement by the Borrower, the Borrower shall:
          (i) pledge to the Lender as Collateral (as defined in the Pledge Agreement), and grant to the Lender a first priority lien on and security interest in, the Common Stock purchased with the Principal Amount, by the execution and delivery to the Lender of a Pledge Agreement in the form attached hereto as Exhibit B; and
          (ii) execute and deliver, or cause to be executed and delivered, such other agreements, instruments and documents as the Lender may reasonably require in order to effect the purposes of the Pledge Agreement and this Loan Agreement, including, but not limited to, the Form of Assignment in the form attached hereto as Exhibit C.
        (b) The Lender shall release from encumbrance under the Pledge Agreement and transfer to the Borrower, as of the date on which any payment or prepayment of the Principal Amount is made, the number of shares of Common Stock held as Collateral determined pursuant to section 6.4 of the ESOP.
          Section 2.9 Registration of the Promissory Note.
        (a) The Lender shall maintain a Register providing for the registration of the Principal Amount and any stated interest and of transfer and exchange of the Promissory Note. Transfer of the Promissory Note may be effected only by the surrender of the old instrument and either the reissuance by the Borrower of the old instrument to the new holder or the issuance by the Borrower of a new instrument to the new holder. The old Promissory Note so surrendered shall be canceled by the Lender and returned to the Borrower after such cancellation.
        (b) Any new Promissory Note issued pursuant to section 2.9(a) shall carry the same rights to interest (unpaid and to accrue) carried by the Promissory Note so transferred or exchanged so that there will not be any loss or gain of interest on the note surrendered. Such new Promissory Note shall be subject to all of the provisions and entitled to all of the benefits of this Agreement. Prior to due presentment for registration or transfer, the Borrower may deem and treat the registered holder of any Promissory Note as the holder thereof for purposes of payment and all other purposes. A notation shall be made on each new Promissory Note of the amount of all payments of principal and interest theretofore paid.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BORROWER
        The Borrower hereby represents and warrants to the Lender as follows:

          Section 3.1 Power; Authority; Consents.
        The Borrower has the power to execute, deliver and perform this Loan Agreement, the Promissory Note and the Pledge Agreement, all of which have been duly authorized by all necessary and proper corporate or other action.
          Section 3.2 Due Execution; Validity; Enforceability.
        Each of the Loan Documents, including, without limitation, this Loan Agreement, the Promissory Note and the Pledge Agreement, have been duly executed and delivered by the Borrower; and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.
          Section 3.3 Properties; Priority of Liens.
        The liens which have been created and granted by the Pledge Agreement constitute valid, first liens on the properties and assets covered by the Pledge Agreement, subject to no prior or equal lien.
          Section 3.4 No Defaults; Compliance with Laws.
        The Borrower is not in default in any material respect under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it is materially affected.
          Section 3.5 Purchases of Common Stock.
        Upon consummation of any purchase of Common Stock by the Borrower with the proceeds of the Loan, the Borrower shall acquire valid, legal and marketable title to all of the Common Stock so purchased, free and clear of any liens, other than a pledge to the Lender of the Common Stock so purchased pursuant to the Pledge Agreement. Neither the execution and delivery of the Loan Documents nor the performance of any obligation thereunder violates any provision of law or conflicts with or results in a breach of or creates (with or without the giving of notice or lapse of time, or both) a default under any agreement to which the Borrower is a party or by which it is bound or any of its properties is affected. No consent of any federal, state or local governmental authority, agency or other regulatory body, the absence of which could have a materially adverse effect on the Borrower or the Trustee, is or was required to be obtained in connection with the execution, delivery or performance of the Loan Documents and the transactions contemplated therein or in connection therewith, including, without limitation, with respect to the transfer of the shares of Common Stock purchased with the proceeds of the Loan pursuant thereto.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE LENDER
        The Lender hereby represents and warrants to the Borrower as follows:

           Section 4.1 Power; Authority; Consents.
        The Lender has the power to execute, deliver and perform this Loan Agreement, the Pledge Agreement and all documents executed by the Lender in connection with the Loan, all of which have been duly authorized by all necessary and proper corporate or other action. No consent, authorization or approval or other action by any governmental authority or regulatory body, and no notice by the Lender to, or filing by the Lender with, any governmental authority or regulatory body is required for the due execution, delivery and performance of this Loan Agreement.
          Section 4.2 Due Execution; Validity; Enforceability.
        This Loan Agreement and the Pledge Agreement have been duly executed and delivered by the Lender; and each constitutes a valid and legally binding obligation of the Lender, enforceable in accordance with its terms.
          Section 4.3 ESOP; Contributions.
        The ESOP and the Borrower have been duly created, organized and maintained by the Lender in compliance with all applicable laws, regulations and rulings. The ESOP qualifies as an “employee stock ownership plan” as defined in section 4975(e)(7) the Code. The ESOP provides that the Lender may make contributions to the ESOP in an amount necessary to enable the Trustee to amortize the Loan in accordance with the terms of the Promissory Note and this Loan Agreement, and the Lender will make such contributions; provided, however, that no such contributions shall be required to the extent they would adversely affect the qualification of the ESOP under section 401(a) of the Code.
          Section 4.4 Trustee; Committee.
        The Lender has taken such action as is required to be taken by it to duly appoint the Trustee and the members of the Committee. The Committee constitutes the Committee defined in and described in the plan document for the Employee Stock Ownership Plan of Hudson City Savings Bank and the Trust Agreement by and between the Trustee and Hudson City Savings Bank made as of June 21, 1999, as amended from time to time. The Lender expressly acknowledges and agrees that this Loan Agreement, the Promissory Note and the Pledge Agreement are being executed by the Trustee not in its individual capacity but solely as trustee of and on behalf of the Borrower.
          Section 4.5 Compliance with Laws; Actions.
        Neither the execution and delivery by the Lender of this Loan Agreement or any instruments required thereby, nor compliance with the terms and provisions of any such documents by the Lender, constitutes a violation of any provision of any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality, or an event of default under any agreement, to which the Lender is a party or by which the Lender is bound or to which the Lender is subject, which violation or event of default would have a material adverse effect on the Lender. There is no action or proceeding pending or threatened against either of the ESOP or the Borrower before any court or administrative agency.

ARTICLE V
EVENTS OF DEFAULT
          Section 5.1 Events of Default under Loan Agreement.
        Each of the following events shall constitute an “Event of Default” hereunder:
        (a) Failure to make any payment or mandatory prepayment of principal on the Promissory Note, or failure to make any payment of interest on the Promissory Note, within five (5) Business Days after the date when due.
        (b) Failure by the Borrower to perform or observe any term, condition or covenant of this Loan Agreement or of any of the other Loan Documents, including, without limitation, the Promissory Note and the Pledge Agreement, provided, however, that such failure is not cured by the Borrower within five (5) Business Days after notice of such failure is provided to the Borrower by the Lender.
        (c) Any representation or warranty made in writing to the Lender in any of the Loan Documents or any certificate, statement or report made or delivered in compliance with this Loan Agreement, shall have been false or misleading in any material respect when made or delivered.
          Section 5.2 Lender’s Rights upon Event of Default.
        If an Event of Default under this Loan Agreement shall occur and be continuing, the Lender shall have no rights to assets of the Borrower other than: (a) contributions (other than contributions of Common Stock) that are made by the Lender to enable the Borrower to meet its obligations pursuant to this Loan Agreement and earnings attributable to the investment of such contributions and (b) “Eligible Collateral” (as defined in the Pledge Agreement); provided, however, that: (i) the value of the Borrower’s assets transferred to the Lender following an Event of Default in satisfaction of the due and unpaid amount of the Loan shall not exceed the amount in default (without regard to amounts owing solely as a result of any acceleration of the Loan); (ii) the Borrower’s assets shall be transferred to the Lender following an Event of Default only to the extent of the failure of the Borrower to meet the payment schedule of the Loan; and (iii) all rights of the Lender to the Common Stock purchased with the proceeds of the Loan covered by the Pledge Agreement following an Event of Default shall be governed by the terms of the Pledge Agreement.
ARTICLE VI
MISCELLANEOUS PROVISIONS
          Section 6.1 Payments Due to the Lender.
        If any amount is payable by the Borrower to the Lender pursuant to any indemnity obligation contained herein, then the Borrower shall pay, at the time or times provided therefor, any such amount and shall indemnify the Lender against and hold it harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such amount. If any amounts as to which the Borrower has so indemnified the Lender hereunder shall be assessed or levied against the Lender, the Lender may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower, together with interest on each such amount as provided in section 2.2. Notwithstanding any other provision contained in this Loan Agreement, the covenants and agreements of the Borrower contained in this section 6.1 shall survive: (a) payment of the Promissory Note and (b) termination of this Loan Agreement.
          Section 6.2 Payments.
        All payments hereunder and under the Promissory Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Loan Agreement and the Promissory Note, subject to any applicable tax withholding requirements. Upon payment in full of the Promissory Note, the Lender shall mark such Promissory Note “Paid” and return it to the Borrower.
          Section 6.3 Survival.
        All agreements, representations and warranties made herein shall survive the delivery of this Loan Agreement and the Promissory Note.
          Section 6.4 Modifications, Consents and Waivers; Entire Agreement.
        No modification, amendment or waiver of or with respect to any provision of this Loan Agreement, the Promissory Note, the Pledge Agreement, or any of the other Loan Documents, nor consent to any departure from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by the party against whom enforcement thereof is sought. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on a party in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Loan Agreement embodies the entire agreement and understanding between the Lender and the Borrower and supersedes all prior agreements and understandings relating to the subject matter hereof other than the Amended and Restated Loan Agreement and instruments and agreements executed thereunder.
          Section 6.5 Remedies Cumulative.
        Each and every right granted to the Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Lender or the holder of the Promissory Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the obligations under the Loan Documents shall be without regard to any counterclaim, right of offset or any other claim whatsoever which the Borrower may have against the Lender and without regard to any other obligation of any nature whatsoever which the Lender may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by the Lender for payment or performance of such obligations.
          Section 6.6 Further Assurances; Compliance with Covenants.
        At any time and from time to time, upon the request of the Lender, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Lender may reasonably request in order to fully effect the terms of this Loan Agreement, the Promissory Note, the Pledge Agreement, the other Loan Documents and any other agreements, instructions and documents delivered pursuant hereto or in connection with the Loan.
          Section 6.7 Notices.
        Except as otherwise specifically provided for herein, all notices, requests, reports and other communications pursuant to this Loan Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by registered or certified mail, return receipt requested, except for routine reports delivered in compliance with Article VI hereof which may be sent by ordinary first-class mail) or telex or facsimile, addressed as follows:
        (a) If to the Borrower:

Employee Stock Ownership Plan Trust of Hudson City Bancorp, Inc.
Hudson City Savings Bank
West 80 Century City Road
Paramus, New Jersey 07652-1473
Attention: Senior Personnel Officer
        with copies to:

GreatBanc Trust Company
45 Rockefeller Plaza, Suite 2055
New York, New York 10111-2000
Attention: Mr. Stephen J. Hartman, Jr.

Thacher Proffitt & Wood llp
Two World Financial Center, 28th Floor
New York New York 10281
Attention: W. Edward Bright, Esq.

The Goldstein Law Firm, P.C.
12 Corporate Woods Boulevard
Albany, New York 12211-2350
Attention: Brian P. Goldstein, Esq.

        (b) If to the Lender:

Hudson City Bancorp, Inc.
West 80 Century Road
Paramus, New Jersey 07652-1473
Attention: Chief Financial Officer
        with a copy to:

Thacher Proffitt & Wood llp
Two World Financial Center, 28th Floor
New York New York 10281
Attention: W. Edward Bright, Esq.
Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand or by commercial messenger service, or sent by telex or facsimile, to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, addressed as aforesaid. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given only when actually received by the party to whom it is addressed.
          Section 6.8 Counterparts.
        This Loan Agreement may be signed in any number of counterparts which, when taken together, shall constitute one and the same document.
          Section 6.9 Construction; Governing Law.
        The headings used in the table of contents and in this Loan Agreement are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of any gender or of singular or plural terms shall be deemed to include uses of the other genders or plural or singular terms, as the context may require. All references in this Loan Agreement to an Article or section shall be to an Article or section of this Loan Agreement, unless otherwise specified. This Loan Agreement, the Promissory Note, the Pledge Agreement and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey. It is intended that the transactions contemplated by this Loan Agreement constitute an exempt loan within the meaning of Treasury Regulation §54.4975-7(b)(1)(iii) and Department of Labor Regulation §2550.408b-3, and the provisions hereof shall be construed and enforced in such manner as shall be necessary to give effect to such intent.
          Section 6.10 Severability.
        Wherever possible, each provision of this Loan Agreement shall be interpreted in such manner as to be effective and valid under applicable law; however, the provisions of this Loan Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Loan Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Loan Agreement is independent, and compliance by a party with any of them shall not excuse non-compliance by such party with any other. The Borrower shall not take any action the effect of which shall constitute a breach or violation of any provision of this Loan Agreement.
          Section 6.11 Binding Effect; No Assignment or Delegation.
        This Loan Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and the Lender and its successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Lender, and any purported assignment or delegation without such consent shall be void.

          In Witness Whereof, the parties hereto have caused this Loan Agreement to be duly executed as of the date first above written.

Employee Stock Ownership Plan Trust Of Hudson City Savings Bank

By:	GreatBanc Trust Company, as Trustee

By:	/s/ Stephen J. Hartman, Jr.

Title:	Senior Vice President

Hudson City Bancorp, Inc.

By:	/s/ Ronald E. Hermance, Jr.

Title:	President and Chief Executive Officer